Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Second Quarter 2014 Results

Loan growth and improved efficiency drive second quarter results

EUGENE, Ore., July 23, 2014 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the second quarter 2014.

Recent highlights:

•	Net income of $4.1 million for the quarter, up 11.39% over second quarter last year.

•	Announced share repurchase plan and repurchased 134,722 shares during the second quarter 2014.

•	Loan growth continued for the twelfth consecutive quarter.

•	Efficiency ratio below 60.00%.

•	Declared third quarter 2014 regular quarterly cash dividend of $0.10 per share and a special cash dividend of $0.03 per share.

•	Total risk-based capital ratio of 15.73%, well above the 10.00% minimum for “well-capitalized” designation.

•	Recognized by the Seattle Business magazine as one of Washington’s 100 Best Companies to Work for in 2014.

Net income

Net income for second quarter 2014 was $4.1 million or $0.23 per diluted share compared to net income of $3.7 million or $0.21 per diluted share in second quarter 2013. Return on average assets, average book equity, and average tangible equity were 1.13%, 9.16%, and 10.53%, respectively, in second quarter 2014, compared to 1.04%, 8.19%, and 9.42% in second quarter 2013. The Company’s efficiency ratio was 58.38% for the second quarter 2014, compared to 62.12% in second quarter 2013.

“We are certainly pleased with our second quarter performance and our active management of capital, which have provided solid returns to our shareholders,” said Hal Brown, chief executive officer. “Our performance for the quarter is indicative of the significant effort we have made in the last year to improve our processes and efficiency, resulting in improved revenues and thoughtful management of our costs.”

Capital levels

On May 6, 2014, the Company’s board of directors authorized the repurchase of up to five percent or approximately 893,000 of the Company’s shares with purchases to take place over the next 12 months. During the second quarter 2014, the Company repurchased 134,722 shares at a weighted average price of $13.36 per share. Share repurchases and cash dividend payments to shareholders combined to maintain capital levels for second quarter 2014 relatively unchanged from December 31, 2011 levels.

The Company’s capital ratios continue to be well above the minimum for the FDIC’s minimum “well-capitalized” designation. At June 30, 2014, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 11.26%, 14.48% and 15.73%, respectively, as compared to 11.44%, 14.95% and 16.21% at March 31, 2014. The FDIC’s minimum “well-capitalized” designation ratios for these metrics are 5.00%, 6.00% and 10.00%, respectively.

Loan activity continues

Outstanding gross loans at June 30, 2014, were $1.03 billion, up $36.4 million from year-end 2013 and up $70.7 million over June 30, 2013. Loan growth for the first half of 2014 represents an annualized growth rate of 7.37%. Loan growth during 2014 was primarily attributable to local real estate lending. During the second quarter the Company experienced a slight contraction in total dental loans due to increased competition for new loans, early pay offs, and amortization of the portfolio. At June 30, 2014, loans to dental practitioners totaled $302.8 million and represented 29.37% of the loan portfolio compared to 29.94% and 30.25% of the loan portfolio at March 31, 2014 and June 30, 2013, respectively. National dental loans at June 30, 2014, were $133.7 million, unchanged from the prior quarter-end and up $31.4 million over June 30, 2013.

“The success of our organic loan growth was driven by our well-established business model and dedication to improving efficiencies,” said Roger Busse, president and chief operating officer. “While competition has intensified in healthcare lending, we continue to expand lending in our local markets where economic conditions continue to improve providing more opportunities for new relationship development.”

Core deposits

Period-end Company-defined core deposits at June 30, 2014, were $1.03 billion, up $35.6 million from March 31, 2014, and were consistent with typical second quarter seasonal patterns. Average core deposits, which removes daily volatility in balances, for the second quarter 2014 were $1.01 billion compared to $992.5 million and $966.8 million for first quarter 2014 and second quarter 2013, respectively. At period-end June 30, 2014, noninterest-bearing demand deposits totaled $397.9 million and represented 38.77% of core deposits.

Credit quality and statistics

The Company had no provision for loan losses during the second quarter 2014. This was the fifth consecutive quarter with no provision for loan losses, reflecting the credit quality of the loan portfolio. With the growth in the loan portfolio, the allowance for loan losses as a percentage of outstanding loans at June 30, 2014, declined to 1.52% compared to 1.70% at June 30, 2013. The allowance for loan losses as a percentage of nonperforming loans net of guarantees remained strong at 340.32%, further reflecting the quality of the loan portfolio. During the second quarter 2014, the Company recorded net loan recoveries totaling $281 thousand. Through June 30, 2014, net loan charge offs were $242 thousand compared to net loan charge offs of $292 thousand for the same period in 2013.

At June 30, 2014, nonperforming assets, net of government guarantees, totaled $16.1 million, or 1.08% of total assets, a decrease from March 31, 2014, and June 30, 2013, ratios of 1.09% and 1.69%, respectively. Nonperforming assets were comprised of $4.6 million of nonperforming loans, net of government guarantees, and $11.5 million in other real estate owned. Classified assets at June 30, 2014 totaled $44.1 million, a decrease of $4.0 million from the end of the prior quarter and a decline of $7.9 million from December 31, 2013. Loans past-due 30-89 days were 0.08% of total loans at June 30, 2014, compared to 0.20% of total loans at March 31, 2014.

“We are pleased with the continued improvement of the overall credit quality of our loan portfolio,” said Casey Hogan, executive vice president and chief credit officer. “Due to the improving economic conditions and our diligence to work closely with our borrowers, we have been able to upgrade a number of previously classified loans.”

Net interest margin

The second quarter 2014 net interest margin averaged 4.34%, an improvement of 2 basis points over first quarter 2014, and a 15 basis point improvement over second quarter 2013. The improvement and stabilization of the net interest margin was attributable to higher yields on the securities portfolio and the change in the earning asset mix as higher yielding loans are proportionally a greater percentage of total earning assets. During the second quarter 2014, the accretion of loan fair value marks was $116 thousand and positively impacted the net interest margin by 3 basis points.

Noninterest income and expense

Second quarter noninterest income was $1.2 million, down $167 thousand from first quarter 2014, and down $379 thousand from second quarter 2013. Second quarter 2014 results included a loss on the sale of securities of $100 thousand resulting from the disposition of a private-label mortgage-backed security. Second quarter 2014 noninterest income also reflected lower merchant processing revenues resulting from the outsourcing of this activity that occurred during the fourth quarter 2013. The outsourcing of merchant processing also eliminated related processing expense.

Noninterest expense in second quarter 2014 was down $242 thousand and $239 thousand from first quarter 2014 and second quarter 2013, respectively. The decrease in noninterest expense on a linked-quarter basis was primarily due to lower legal and professional fees. The decline in year-over-year noninterest expense was also due to lower legal and professional fees and reductions in the other expense category. Year-to-date noninterest expense of $18.8 million was down $250 thousand from year-to-date 2013, when merger related expense of $1.2 million was excluded from 2013 results.

Conference call and audio webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the second quarter 2014 on Thursday, July 24, 2014, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call 866-292-1418. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with $1.5 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” “anticipates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan growth, capital position, liquidity, credit quality, credit quality trends, competition and economic conditions generally. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and our significant concentration in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked	Year over
	June 30,	March 31,	June 30,	Quarter	Year
	2014	2014	2013	% Change	% Change
Interest and dividend income
Loans	$13,514	$13,174	$13,066	2.58%	3.43%
Taxable securities	1,614	1,532	1,237	5.35%	30.48%
Tax-exempt securities	488	483	474	1.04%	2.95%
Federal funds sold & interest-bearing deposits with banks	2	2	2	0.00%	0.00%

	15,618	15,191	14,779	2.81%	5.68%

Interest expense
Deposits	821	806	900	1.86%	-8.78%
Federal Home Loan Bank & Federal Reserve borrowings	280	280	305	0.00%	-8.20%
Junior subordinated debentures	56	56	55	0.00%	1.82%
Federal funds purchased	4	5	3	-20.00%	33.33%

	1,161	1,147	1,263	1.22%	-8.08%

Net interest income	14,457	14,044	13,516	2.94%	6.96%
Provision for loan losses	—	—	—

Net interest income after provision for loan losses	14,457	14,044	13,516	2.94%	6.96%

Noninterest income
Service charges on deposit accounts	540	518	489	4.25%	10.43%
Other fee income, principally bankcard	229	217	412	5.53%	-44.42%
Bank-owned life insurance income	117	117	130	0.00%	-10.00%
(Loss) gain on sale of investment securities	(100)	63	—	-258.73%	NA
Other noninterest income	370	408	504	-9.31%	-26.59%

	1,156	1,323	1,535	-12.62%	-24.69%

Noninterest expense
Salaries and employee benefits	6,093	5,819	5,324	4.71%	14.44%
Premises and equipment	924	943	937	-2.01%	-1.39%
Data processing	693	670	672	3.43%	3.13%
Legal and professional fees	251	487	581	-48.46%	-56.80%
Business development	340	375	528	-9.33%	-35.61%
FDIC insurance assessment	217	220	221	-1.36%	-1.81%
Bankcard processing	2	3	141	-33.33%	-98.58%
Other real estate expense	16	223	153	-92.83%	-89.54%
Other noninterest expense	733	771	951	-4.93%	-22.92%

	9,269	9,511	9,508	-2.54%	-2.51%

Income before provision for income taxes	6,344	5,856	5,543	8.33%	14.45%
Provision for income taxes	2,196	2,024	1,819	8.50%	20.73%

Net income	$4,148	$3,832	$3,724	8.25%	11.39%

Earnings per share:
Basic	$0.23	$0.21	$0.21	8.29%	11.28%

Diluted	$0.23	$0.21	$0.21	8.29%	11.02%

Weighted average shares outstanding:
Basic	17,889,562	17,897,593	17,872,378
Common stock equivalents attributable to stock-based awards	229,850	228,595	187,703

Diluted	18,119,412	18,126,188	18,060,081

PERFORMANCE RATIOS
Return on average assets	1.13%	1.06%	1.04%
Return on average equity (book)	9.16%	8.61%	8.19%
Return on average equity (tangible) (1)	10.53%	9.90%	9.42%
Net interest margin - fully tax equivalent yield (2)	4.34%	4.32%	4.19%
Efficiency ratio (3)	58.38%	60.86%	62.12%

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax equivalent basis) plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Year-to-Date Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Six months ended		Year over
	June 30,	June 30,	Year
	2014	2013	% Change
Interest and dividend income
Loans	$26,688	$25,765	3.58%
Taxable securities	3,146	2,674	17.65%
Tax-exempt securities	972	941	3.29%
Federal funds sold & interest-bearing deposits with banks	4	5	-20.00%

	30,810	29,385	4.85%

Interest expense
Deposits	1,627	1,785	-8.85%
Federal Home Loan Bank & Federal Reserve borrowings	560	613	-8.65%
Junior subordinated debentures	112	89	25.84%
Federal funds purchased	9	7	28.57%

	2,308	2,494	-7.46%

Net interest income	28,502	26,891	5.99%
Provision for loan losses	—	250	-100.00%

Net interest income after provision for loan losses	28,502	26,641	6.99%

Noninterest income
Service charges on deposit accounts	1,058	949	11.49%
Other fee income, principally bankcard	446	784	-43.11%
Bank-owned life insurance income	234	256	-8.59%
Loss on sale of investment securities	(36)	(8)	350.00%
Impairment losses on investment securities (OTTI)	—	(16)	-100.00%
Other noninterest income	778	850	-8.47%

	2,480	2,815	-11.90%

Noninterest expense
Salaries and employee benefits	11,912	10,803	10.27%
Premises and equipment	1,867	1,827	2.19%
Data processing	1,362	1,295	5.17%
Legal and professional fees	739	1,039	-28.87%
Business development	715	1,024	-30.18%
FDIC insurance assessment	437	443	-1.35%
Other real estate expense	239	577	-58.58%
Bankcard processing	5	268	-98.13%
Merger related expenses (1)	—	1,246	-100.00%
Other noninterest expense	1,506	1,756	-14.24%

	18,782	20,278	-7.38%

Income before provision for income taxes	12,200	9,178	32.93%
Provision for income taxes	4,220	3,004	40.48%

Net income	$7,980	$6,174	29.25%

Earnings per share:
Basic	$0.45	$0.35	28.97%

Diluted	$0.44	$0.34	28.62%

Weighted average shares outstanding:
Basic	17,893,555	17,854,094
Common stock equivalents attributable to stock-based awards	236,278	187,689

Diluted	18,129,833	18,041,783

PERFORMANCE RATIOS
Return on average assets	1.10%	0.87%
Return on average equity (book)	8.89%	6.81%
Return on average equity (tangible) (2)	10.22%	7.82%
Net interest margin (3)	4.33%	4.23%
Efficiency ratio (4)	59.62%	67.12%

(1)	Represents expenses associated with the acquisition of Century Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

				Linked	Year over
	June 30,	March 31,	June 30,	Quarter	Year
	2014	2014	2013	% Change	% Change
ASSETS
Cash and due from banks	$28,219	$24,455	$21,631	15.39%	30.46%
Interest-bearing deposits with banks	15,224	3,129	2,631	386.55%	478.64%

Total cash and cash equivalents	43,443	27,584	24,262	57.49%	79.06%
Securities available-for-sale	344,645	341,992	357,394	0.78%	-3.57%
Loans, less allowance for loan losses and net deferred fees	1,014,346	1,004,751	943,255	0.95%	7.54%
Interest receivable	5,101	4,693	5,101	8.69%	0.00%
Federal Home Loan Bank stock	10,227	10,327	10,620	-0.97%	-3.70%
Property and equipment, net of accumulated depreciation	18,366	18,621	19,310	-1.37%	-4.89%
Goodwill and intangible assets	23,555	23,585	23,740	-0.13%	-0.78%
Deferred tax asset	7,154	8,572	9,845	-16.54%	-27.33%
Other real estate owned	11,531	11,531	17,823	0.00%	-35.30%
Bank-owned life insurance	16,370	16,253	15,877	0.72%	3.11%
Other assets	4,025	3,682	3,847	9.32%	4.63%

Total assets	$1,498,763	$1,471,591	$1,431,074	1.85%	4.73%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$397,942	$340,464	$341,218	16.88%	16.62%
Savings and interest-bearing checking	565,265	588,822	545,749	-4.00%	3.58%
Core time deposits	63,335	61,647	71,774	2.74%	-11.76%

Total core deposits (2)	1,026,542	990,933	958,741	3.59%	7.07%
Other deposits	106,112	106,422	111,887	-0.29%	-5.16%

Total deposits	1,132,654	1,097,355	1,070,628	3.22%	5.79%
Federal funds and overnight funds purchased	6,410	5,620	7,660	14.06%	-16.32%
Federal Home Loan Bank borrowings	164,500	175,000	162,000	-6.00%	1.54%
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	4,814	3,970	3,609	21.26%	33.39%

Total liabilities	1,316,626	1,290,193	1,252,145	2.05%	5.15%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 17,848,900 at June 30, 2014, 17,891,687 at December 31, 2013 and 17,887,945 at June 30, 2013	132,532	134,293	133,331	-1.31%	-0.60%
Retained earnings	45,887	45,503	45,349	0.84%	1.19%
Accumulated other comprehensive income	3,718	1,602	249	132.08%	1393.17%

	182,137	181,398	178,929	0.41%	1.79%

Total liabilities and shareholders’ equity	$1,498,763	$1,471,591	$1,431,074	1.85%	4.73%

CAPITAL RATIOS
Total capital (to risk weighted assets)	15.73%	16.21%	16.56%
Tier I capital (to risk weighted assets)	14.48%	14.95%	15.30%
Tier I capital (to leverage assets)	11.26%	11.44%	11.58%
Tangible common equity (to tangible assets)(1)	10.75%	10.90%	11.03%
Tangible common equity (to risk-weighted assets)(1)	14.44%	14.37%	14.58%
OTHER FINANCIAL DATA
Shares outstanding at end of period	17,848,900	17,909,906	17,887,945
Tangible shareholders’ equity(1)	$158,582	$157,813	$155,189
Book value per share	$10.20	$10.13	$10.00
Tangible book value per share	$8.88	$8.81	$8.68

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.

PACIFIC CONTINENTAL CORPORATION

Loans by Type

(In thousands)

(Unaudited)

	June 30,	March 31,	June 30,
	2014	2014	2013
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$50,867	$51,182	$45,142
Residential 1-4 family	46,287	46,557	51,312
Owner-occupied commercial	255,562	250,211	238,332
Nonowner-occupied commercial	182,141	168,888	172,159

Total permanent real estate loans	534,857	516,838	506,945
Construction loans:
Multi-family residential	19,539	22,717	23,925
Residential 1-4 family	33,951	25,859	26,277
Commercial real estate	28,019	34,936	20,317
Commercial bare land and acquisition & development	11,096	11,456	10,664
Residential bare land and acquisition & development	6,240	7,011	8,087

Total construction real estate loans	98,845	101,979	89,270
Total real estate loans	633,702	618,817	596,215
Commercial loans	392,810	397,738	359,397
Consumer loans	3,410	3,518	3,922
Other loans	1,207	1,042	899

Gross loans	1,031,129	1,021,115	960,433
Deferred loan origination fees	(1,108)	(970)	(875)

	1,030,021	1,020,145	959,558
Allowance for loan losses	(15,675)	(15,394)	(16,303)

	$1,014,346	$1,004,751	$943,255

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$354,430	$347,233	$325,373
Portland market gross loans, period-end	399,764	400,537	391,822
Seattle market gross loans, period-end	134,969	131,492	140,137
National health care gross loans, period-end (1)	141,966	141,853	103,101

Total gross loans, period-end	$1,031,129	$1,021,115	$960,433

DENTAL LOAN DATA (2)
Local Dental gross loans, period-end	$169,102	$172,022	$188,205
National Dental gross loans, period-end	133,720	133,733	102,338

Total gross dental loans, period-end	$302,822	$305,755	$290,543

(1)	National health care loans include loans to heath care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, West of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,026,937	$1,008,561	$955,717	$1,017,800	$936,699
Allowance for loan losses	(15,546)	(15,906)	(16,465)	(15,725)	(16,426)

Loans, net of allowance	1,011,391	992,655	939,252	1,002,075	920,273
Securities and short-term deposits	348,985	350,774	376,031	349,874	381,641

Earning assets	1,360,376	1,343,429	1,315,283	1,351,949	1,301,914
Noninterest-earning assets	113,094	117,666	123,220	115,368	123,405

Assets	$1,473,470	$1,461,095	$1,438,503	$1,467,317	$1,425,319

Interest-bearing core deposits(1)	$648,530	$647,114	$638,195	$647,825	$637,173
Noninterest-bearing core deposits(1)	362,204	345,369	328,627	353,833	317,961

Core deposits(1)	1,010,734	992,483	966,822	1,001,658	955,134
Noncore interest-bearing deposits	105,229	101,421	108,804	103,336	109,865

Deposits	1,115,963	1,093,904	1,075,626	1,104,994	1,064,999
Borrowings	171,385	181,381	177,319	176,355	173,833
Other noninterest-bearing liabilities	4,545	5,280	3,174	4,912	3,790

Liabilities	1,291,893	1,280,565	1,256,119	1,286,261	1,242,622

Shareholders’ equity (book)	181,577	180,530	182,384	181,056	182,697

Liabilities and equity	$1,473,470	$1,461,095	$1,438,503	$1,467,317	$1,425,319

Shareholders’ equity (tangible)(2)	$158,006	$156,929	$158,630	$157,470	$159,251

Period-end earning assets	$1,374,215	$1,349,872	$1,303,280

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$616,294	$604,505	$578,829
Portland market core deposits, period-end(1)	250,288	234,631	240,582
Seattle market core deposits, period-end(1)	159,960	151,797	139,330

Total core deposits, period-end(1)	1,026,542	990,933	958,741
Other deposits, period-end	106,112	106,422	111,887

Total	$1,132,654	$1,097,355	$1,070,628

Eugene market core deposits, average(1)	$624,721	$602,977	$589,646
Portland market core deposits, average(1)	234,567	236,945	242,668
Seattle market core deposits, average(1)	151,446	152,561	134,508

Total core deposits, average(1)	1,010,734	992,483	966,822
Other deposits, average	105,229	101,421	108,804

Total	$1,115,963	$1,093,904	$1,075,626

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	5.36%	5.38%	5.58%	5.37%	5.65%
Yield on average securities(3)	2.72%	2.63%	2.08%	2.67%	2.16%

Yield on average earning assets(3)	4.68%	4.66%	4.59%	4.67%	4.62%
Rate on average interest-bearing core deposits	0.29%	0.31%	0.35%	0.30%	0.36%
Rate on average interest-bearing non-core deposits	1.36%	1.26%	1.25%	1.32%	1.20%

Rate on average interest-bearing deposits	0.44%	0.44%	0.48%	0.44%	0.48%
Rate on average borrowings	0.80%	0.76%	0.82%	0.78%	0.82%

Cost of interest-bearing funds	0.50%	0.50%	0.55%	0.50%	0.55%

Interest rate spread(3)	4.18%	4.16%	4.05%	4.17%	4.07%

Net interest margin- fully tax equivalent yield(3)	4.34%	4.32%	4.19%	4.33%	4.23%

Acquired loan fair value accretion impact to net interest margin (4)	0.03%	0.07%	0.11%	0.05%	0.09%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $263, $260 and $255 for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively, and $523 and $507 for the six months ended June 30, 2014 and 2013, respectively.
(4)	During the three months ended June 30, 2014, March 31, 2014 and June 30, 2013 accretion of the fair value adjustment on the Century Bank acquired loans contributed to interest income $116, $225, and $366, respectively, and $341 and $609 for the six months ended June 30, 2014 and 2013, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(In thousands)

(Unaudited)

	June 30, 2014	March 31, 2014	June 30, 2013
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	473	752	1,243
Owner-occupied commercial	1,703	1,651	3,097
Nonowner-occupied commercial	708	136	—

Total permanent real estate loans	2,884	2,539	4,340
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	—	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	101

Total construction real estate loans	—	—	101

Total real estate loans	2,884	2,539	4,441
Commercial loans	2,047	2,623	2,890

Total nonaccrual loans	4,931	5,162	7,331
90-days past due and accruing interest	—	—	—
Total nonperforming loans	4,931	5,162	7,331

Nonperforming loans guaranteed by government	(325)	(623)	(928)
Net nonperforming loans	4,606	4,539	6,403

Other real estate owned	11,531	11,531	17,823

Total nonperforming assets, net of guaranteed loans	$16,137	$16,070	$24,226

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.52%	1.51%	1.70%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	340.32%	339.15%	254.62%
Net loan (recoveries) charge offs as a percentage of average loans, annualized	0.05%	0.21%	0.06%
Net nonperforming loans as a percentage of total loans	0.45%	0.44%	0.67%
Nonperforming assets as a percentage of total assets	1.08%	1.09%	1.69%
Consolidated classified asset ratio(1)	24.72%	26.82%	33.82%
Past due as a percentage of total loans (2)	0.08%	0.20%	0.11%

	Three months ended			Six Months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,394	$15,917	$16,312	$15,917	$16,345
Provision for loan losses	—	—	—	—	250
Loan charge offs	(30)	(601)	(230)	(631)	(828)
Loan recoveries	311	78	221	389	536

Net recoveries (charge offs)	281	(523)	(9)	(242)	(292)

Balance at end of period	$15,675	$15,394	$16,303	$15,675	$16,303

(1)	Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Consolidated Financial Highlights

(In thousands)

(Unaudited)

	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013
EARNINGS
Net interest income	$14,457	$14,044	$14,388	$14,858	$13,516
Provision for loan loss	$—	$—	$—	$—	$—
Noninterest income	$1,156	$1,323	$1,563	$1,447	$1,535
Noninterest expense	$9,269	$9,511	$10,045	$10,406	$9,508
Net income	$4,148	$3,832	$3,652	$3,940	$3,724
Basic earnings per share	$0.23	$0.21	$0.20	$0.22	$0.21
Diluted earnings per share	$0.23	$0.21	$0.20	$0.22	$0.21
Average shares outstanding	17,889,562	17,897,593	17,888,818	17,888,182	17,872,378
Average diluted shares outstanding	18,119,412	18,126,188	18,126,273	18,109,282	18,060,081
PERFORMANCE RATIOS
Return on average assets	1.13%	1.06%	1.00%	1.09%	1.04%
Return on average equity (book)	9.16%	8.61%	8.06%	8.77%	8.19%
Return on average equity (tangible) (1)	10.53%	9.90%	9.28%	10.12%	9.42%
Net interest margin - fully tax equivalent yield (2)	4.34%	4.32%	4.38%	4.57%	4.19%
Efficiency ratio (tax equivalent) (3)	58.38%	60.86%	61.95%	62.81%	62.13%
Full-time equivalent employees	283	285	290	285	278
CAPITAL
Tier 1 leverage ratio	11.26%	11.44%	11.49%	11.56%	11.58%
Tier 1 risk based ratio	14.48%	14.95%	14.90%	15.16%	15.30%
Total risk based ratio	15.73%	16.21%	16.15%	16.42%	16.56%
Book value per share	$10.20	$10.13	$10.01	$10.04	$10.00
Regular cash dividend per share	$0.10	$0.10	$0.10	$0.09	$0.09
Special cash dividend per share	$0.11	$0.10	$0.12	$0.12	$0.05
ASSET QUALITY
Allowance for Loan Losses (ALL)	$15,675	$15,394	$15,917	$16,802	$16,303
Non performing Loans (NPLs) net of government guarantees	$4,606	$4,539	$4,608	$5,155	$6,403
Non performing Assets (NPAs) net of government guarantees	$16,137	$16,070	$20,963	$21,757	$24,226
Net loan (recoveries) charge offs	$(281)	$523	$885	$(499)	$9
ALL as a percentage of gross loans	1.52%	1.51%	1.60%	1.72%	1.70%
ALL as a % NPLs, net of government guarantees	340.32%	339.15%	345.42%	325.94%	254.62%
Net loan charge offs (recoveries) to average loans	-0.11%	0.21%	0.35%	-0.21%	0.00%
Net NPLs as a percentage of total loans	0.45%	0.44%	0.46%	0.53%	0.67%
Nonperforming assets as a percentage of total assets	1.08%	1.09%	1.45%	1.50%	1.69%
Consolidated classified asset ratio(4)	24.72%	26.82%	29.02%	30.25%	33.82%
Past due as a percentage of total loans (5)	0.08%	0.20%	0.23%	0.37%	0.11%
END OF PERIOD BALANCES
Total securities and short term deposits	$359,869	$345,121	$349,084	$363,547	$360,026
Total loans net of allowance	$1,014,346	$1,004,751	$977,928	$960,916	$943,255
Total earning assets	$1,374,215	$1,349,872	$1,327,012	$1,324,463	$1,303,281
Total assets	$1,498,763	$1,471,591	$1,449,726	$1,454,878	$1,431,074
Total non-interest bearing deposits	$397,942	$340,464	$366,890	$379,598	$341,218
Core deposits (6)	$1,026,542	$990,933	$990,315	$1,015,651	$958,741
Total deposits	$1,132,654	$1,097,355	$1,090,981	$1,117,529	$1,070,628
AVERAGE BALANCES
Total securities and short term deposits	$348,985	$350,774	$353,061	$355,059	$378,834
Total loans net of allowance	$1,011,391	$992,655	$973,857	$958,372	$939,252
Total earning assets	$1,360,376	$1,343,429	$1,326,918	$1,313,431	$1,318,086
Total assets	$1,473,470	$1,461,095	$1,446,697	$1,435,257	$1,438,503
Total non-interest bearing deposits	$362,204	$345,369	$361,046	$346,692	$328,627
Core deposits (7)	$1,010,734	$992,482	$987,207	$972,487	$966,823
Total deposits	$1,115,963	$1,093,904	$1,088,470	$1,077,895	$1,075,626

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax equivalent basis) plus noninterest income.
(4)	All loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.